                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        BALDWIN TECHNOLOGY COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        BALDWIN TECHNOLOGY COMPANY, INC.

                               12 Commerce Drive
                               Shelton, CT 06484

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 21, 2002

To the Stockholders:

     The Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the "Company") will be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut on the 21st day of November, 2002 at 10:00 a.m., Eastern Standard Time, for the following purposes:

     1. To elect two Class III Directors to serve for three-year terms or until their respective successors are elected and qualify.

     2. To amend the Company's 1996 Stock Option Plan to (a) increase the total number of shares of Class A Common Stock that may be subject to outstanding Options determined immediately after the grant of any Option to purchase Class A Stock, from 875,000 shares to 1,875,000 shares; (b) prohibit the granting of any Options to purchase any shares of Class B Common Stock under the Plan; (c) provide that Non-Employee Directors be eligible to receive Options under the Plan; and (d) make certain technical and clarifying amendments to the Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on September 30, 2002, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut.

     By Order of the Board of Directors.

                                          Helen P. Oster
                                          Secretary
Shelton, Connecticut
October 28, 2002

PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                        BALDWIN TECHNOLOGY COMPANY, INC.

                                PROXY STATEMENT

                                                            Shelton, Connecticut
                                                                October 28, 2002

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the "Company" or "Baldwin"), for use only at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Trumbull Marriott, 180 Hawley Lane, Trumbull, Connecticut on the 21st day of November, 2002 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is October 29, 2002.

     Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman, or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

     Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, will be voted FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose and FOR the amendment and restatement of the Company's 1996 Stock Option Plan. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matters to be presented for action at the meeting.

     With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Abstentions may be specified on all proposals except the election of Directors and will be counted as present for the purposes of determining the existence of a quorum regarding the item on which the abstention is noted. Since the amendment and restatement of the Company's 1996 Stock Option Plan requires the affirmative vote of a majority of the outstanding shares, abstentions will have the effect of a negative vote. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the election of Directors.

     The affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share, is required for the approval of any matters voted upon at the meeting or any adjournment thereof other than the election of Directors. The required votes for the election of Directors is described below under the caption "Voting Securities."

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on September 30, 2002 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on September 30, 2002 consisted of 12,828,647 shares of Class A Common Stock and 2,185,883 shares of Class B Common Stock.

     With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect two of the eight Directors that will constitute the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock as of the record date. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock as of the record date, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of September 30, 2002 the number of outstanding shares of Class B Common Stock constituted approximately 14.6% of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class B Common Stock, voting as a separate class, are entitled to elect six of the eight Directors constituting the entire Board of Directors.

     Except with respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of both Class A Common Stock and Class B Common Stock representing a majority of the aggregate number of votes entitled to be cast by both classes together. Abstentions will be considered present and have the effect of a negative vote; broker non-votes will be neither present nor have any effect on the vote on such matters.

     With respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of such class is constituted by the presence, in person or by proxy, of holders of record of such class representing a majority of the number of votes entitled to be cast by such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the vote thereon.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of August 31, 2002 (except where otherwise noted) based on a review of information filed with the United States Securities and Exchange Commission ("SEC") and the Company's stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each current executive officer of the Company named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

                                                                   BENEFICIAL OWNERSHIP
                                                -----------------------------------------------------------
                                                      AMOUNT AND NATURE
                                                        OF OWNERSHIP                     PERCENT OF
NAME AND ADDRESS                                -----------------------------    --------------------------
OF BENEFICIAL OWNER                             CLASS A(1)           CLASS B     CLASS A(1)        CLASS B
-------------------                             ----------          ---------    ----------        --------
Gabelli Asset Management, Inc.(2).............  1,654,200                   0      12.89%+               --
  One Corporate Center
  Rye, New York 10580
Royce & Associates, Inc.(3)...................  1,288,500                   0      10.04%+               --
  1414 Avenue of the Americas
  New York, New York 10019
Dimensional Fund Advisors Inc.(4).............    983,100                   0       7.34%+               --
  1299 Ocean Ave., 11th Floor
  Santa Monica, California 90401
Shufro Rose & Co., LLC(5).....................    768,100                   0       5.99%+               --
  745 Fifth Ave., Suite 2600
  New York, NY 10151
Wendell M. Smith(6)...........................    259,611(7)          524,923(7)    2.02%(7)          24.01%(7)
  10 Manor House
  Smith's FL07, Bermuda
Jane G. St. John(8)...........................      4,800             404,864          *              18.52%
  P.O. Box 3236
  Blue Jay, California 92317
Gerald A. Nathe(9)............................    285,765(10)(11)     405,144(13)    2.19%            17.84%
  Baldwin Technology Company, Inc.                       (12)
  12 Commerce Drive
  Shelton, Connecticut 06484
John T. Heald, Jr.(14)........................     24,901(10)(12)     375,000          *              17.16%
  3 Daniel Court
  Westport, Connecticut 06880
Akira Hara(9).................................    812,418(10)         330,600(13)    6.25%            14.66%
  Baldwin Japan Limited
  2-4-34 Toyo, Kohtoh-ku
  Tokyo 135, Japan
Ralph R. Whitney, Jr.(9)......................     11,354(10)         100,646(13)       *              4.60%
  Hammond Kennedy Whitney & Co., Inc.
  230 Park Avenue, Suite 1616
  New York, New York 10169

                                                                   BENEFICIAL OWNERSHIP
                                                -----------------------------------------------------------
                                                      AMOUNT AND NATURE
                                                        OF OWNERSHIP                     PERCENT OF
NAME AND ADDRESS                                -----------------------------    --------------------------
OF BENEFICIAL OWNER                             CLASS A(1)           CLASS B     CLASS A(1)        CLASS B
-------------------                             ----------          ---------    ----------        --------
Vijay C. Tharani..............................     77,841(12)          10,000          *                  *
  Baldwin Technology Company, Inc.
  12 Commerce Drive
  Shelton, Connecticut 06484
Judith A. Mulholland(9).......................     51,582(10)(15)         418(13)       *                 *
  4324 Snowberry Lane
  Naples, Florida 34119
Samuel B. Fortenbaugh III(9)..................     31,354(10)             646(13)       *                 *
  1211 Ave. of the Americas, 27th Floor
  New York, New York 10036
Henry F. McInerney(9).........................     15,000                   0          *                 --
  Verification Technologies
  85 Westbrook Road
  Centerbrook, Connecticut 06409
Mark T. Becker(9).............................     10,000                   0          *                 --
  SAPPI Fine Paper Company
  225 Franklin Street, 28th Floor
  Boston, Massachusetts 02110
All executive officers and directors
  of the Company as a group
  (including 9 individuals, named
  above)(16)..................................  1,301,314(10)(11)     847,454(13)    9.79%            52.18%
                                                         (12)(14)(16)

---------------
  * = Less than 1%.

  + = Ratios calculated by fund Owners at different times (not as of Aug. 31).

 (1) Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock. Except as otherwise noted, the amount of shares shown as Class A Common Stock held by a beneficial owner in the table above does not include those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner. If the shares of Class B Common Stock owned by the individuals named above were converted, their respective Amount of Ownership of Class A Common Stock and their Percent of Class A Common Stock owned would be as follows: Mr. Hara,
     1,143,018 -- 8.57%; Mr. Nathe, 690,909 -- 5.12%; Mr. Smith,
     784,534 -- 5.88%; Mr. Heald, 399,901 -- 3.03%; Mrs. St. John,
     409,664 -- 3.10%; and, with less than 1%, Mr. Whitney, 112,000; Mr.
     Tharani, 87,841; Ms. Mulholland, 52,000; Mr. Fortenbaugh, 32,000; Mr. McInerney, 15,000; and as to all executive officers and directors of the Company as a group, 2,548,669 -- 17.55%.

 (2) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 12 to Schedule 13D dated March 22, 2002 filed with the SEC reporting beneficial ownership of securities of the Company held by affiliates of the beneficial owner.

 (3) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 3 to Schedule 13G dated April 4, 2002, filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner.

 (4) Amount and Nature of Ownership and Percent of Class is based on Amendment No. 1 to Schedule 13G dated January 30, 2002 filed with the SEC reporting (but disclaiming beneficial ownership of) securities of the Company held by the beneficial owner, a registered investment advisor on behalf of investment companies, as of December 31, 2001.

 (5) Amount and Nature of Ownership and Percent of Class is based on Schedule 13G dated February 13, 2002 filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner, a broker/dealer and registered investment advisor.

 (6) Amendment No. 13 to Schedule 13G dated February 14, 2002 filed with the SEC reporting beneficial ownership of securities of the Company held by the beneficial owner as of December 31, 2001.

 (7) Amount and Nature of Ownership and Percent of Class is calculated based on information set forth in the SEC filing referenced in Note 6 above and Class A and Class B Common Stock outstanding on the record date.

 (8) The record owner of 24,000 of the shares of Class B Common Stock held by the beneficial owner is the beneficial owner's husband, Mr. St. John; also includes 4,800 shares of Class A Common Stock held by Mr. and Mrs. St. John as custodians for their children.

 (9) Member of the Board of Directors of the Company.

(10) Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Nathe, 251,500 shares; Mr. Hara, 178,000 shares; Mr. Fortenbaugh, 11,354 shares; Mr. Whitney, 11,354 shares; Ms. Mulholland, 9,582 shares; Mr. Heald, 6,000 shares; and as to all executive officers and directors of the Company as a group, 467,790 shares.

(11) Includes 21,000 shares of Class A Common Stock held jointly with the beneficial owner's wife, Mrs. Nathe; does not include 160,000 shares which may be issued pursuant to Mr. Nathe's employment agreement with the Company as more fully described in the Employment Agreements section below.

(12) Includes shares held in the account of the beneficial owner in the Company's profit sharing and savings plan, as of September 30, 2002, as follows: Mr. Tharani, 5,398 shares, Mr. Heald, 10,423 shares, and Mr. Nathe, 13,580 shares.

(13) Includes shares of Class B Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Nathe, 85,000; Mr. Hara, 70,000 shares; Mr. Fortenbaugh, 646 shares; Mr. Whitney, 646 shares; Ms. Mulholland, 418 shares; and as to all executive officers and directors of the Company as a group, 156,710 shares.

(14) Resigned as President, Chief Executive Officer and Director of the Company, effective October 25, 2002.

(15) Includes 2,000 shares held jointly with the beneficial owner's husband, Mr. Mulholland.

(16) Does not include shares of Class A Common Stock owned by Harold W. Gegenheimer, Chairman Emeritus, Peter E. Anselmo, former Vice President, or John T. Heald, Jr., former President, Chief Executive Officer and a Director, of the Company.

     To the knowledge of the Company, no arrangement exists, the operation of which might result in a change in control of the Company.

                             ELECTION OF DIRECTORS

     Under the Company's Certificate of Incorporation, the Board of Directors (the "Board") is divided into three classes, with each class being as equal in size as possible. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently seven members of the Company's Board of Directors, the number having been set by the Board of Directors in accordance with the Company's By-laws. Judith A. Mulholland, a Class I Director, and Mark
T. Becker, a Class II Director, were elected by a plurality vote of the outstanding shares of Class A Common Stock. The other Directors were elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class.

     At this year's Annual Meeting, two Directors will be elected to Class III. If elected, their terms will expire at the Annual Meeting in 2005. Akira Hara and Ralph R. Whitney, Jr., who are currently Class III Directors, have been nominated to serve as Class III Directors. Because the number of shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock as of the record date, the nominees may be elected by a plurality vote of the outstanding shares of Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting as a separate class. Mr. John T. Heald, Jr. who was a Class III Director, resigned as an officer and director of the Company, effective October 25, 2002.

     The Board of Directors knows of no reason why any nominee for Director would be unable to serve as a Director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of the nominee that is unable to serve.

     Set forth below are the names of all continuing Directors and nominees and certain biographical information with respect to each such continuing Director and nominee.

NOMINEES FOR ELECTION AT THE 2002 ANNUAL MEETING:

CLASS III

     Akira Hara, age 67, is currently the Strategic Advisor of the Company and Chairman of Baldwin Japan Limited. He has served as a Director of the Company since 1989. He was President of Baldwin Asia Pacific Corporation from 1989 through 2001, Vice President of the Company from 1989 through 1999, President of Baldwin Japan Limited from 1979 through 1999 and President of the Company's Graphic Products and Controls Group from 1997 through 1999.

     Ralph R. Whitney, Jr., age 67, has served as a Director of the Company since 1988. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, Inc., a private capital firm, since 1971 and currently serves as its Chairman. He also serves as a director of First Technology PLC., a manufacturer of bimetal fuses and sensing devices for the automobile industry, Dura Automotive Systems, Inc., an automobile parts manufacturer, Relm Communications, a wireless communications company, and Reinhold Industries, Inc., a composites material manufacturer. Mr. Whitney was an executive officer of Holbrook Patterson, Inc. a private company involved in furniture manufacturing within two years prior to Holbrook filing a petition under the federal bankruptcy laws.

CONTINUING DIRECTORS:

CLASS I (Term will expire at the 2003 Annual Meeting)

     Samuel B. Fortenbaugh III, age 68, practices law. From October 1, 2001 until August 31, 2002 he was Senior Counsel and from January 1980 until September 30, 2001, he was a Senior Partner of the law firm of Morgan, Lewis & Bockius LLP, counsel to the Company. Mr. Fortenbaugh is a former Chairman of Morgan, Lewis & Bockius LLP. He has served as a Director of the Company since 1987. Mr. Fortenbaugh also serves as a director of Security Capital Corporation, an employer cost containment-related services, educational services and seasonal products company located in Greenwich, Connecticut.

     Judith A. Mulholland, age 60, has been a Director of the Company since 1994. She is a retired graphic arts industry executive. Until December, 1996, Ms. Mulholland was Vice President of Courier Corporation, a book printer. Ms. Mulholland joined Courier in 1990 as founder and President of The Courier Connection, an electronic integrated publishing service bureau, which is a division of Courier Corporation.

     Gerald A. Nathe, age 61, has served as Chairman of the Board of the Company since February, 1997. He was elected Chief Executive Officer of the Company on October 25, 2002, a position he previously held from October 1995 through November 2001. He was elected President of the Company on October 25, 2002, a position he formerly held from August 1993 through March 2001. He has served as a Director since 1987.

CLASS II (Term will expire at the 2004 Annual Meeting)

     Mark T. Becker, age 43, has served as a Director of the Company since November, 2001. Since 2000, Mr. Becker has been Vice President and Chief Financial Officer of Sappi Fine Paper NA, a subsidiary of Sappi Ltd., an international producer of coated woodfree paper, dissolving pulp and forest products. From 1998 through 2000, Mr. Becker served as Chief Financial Officer of Sealed Air Corporation-Europe, a leading global manufacturer of protective and specialty packaging materials and systems. He was Chief Financial
Officer -- Europe of W.R. Grace & Co. from 1996 through 1998.

     Henry F. McInerney, age 62, has been a Director of the Company since February 2001. He is Chairman and Chief Executive Officer of Verification Technologies, Inc., a private company which markets technology to protect brand equity through detection of counterfeit products and packaging as well as product diversion. From 1995 through 1998, Mr. McInerney was Chief Executive Officer of Earthgro, Inc. From 1984 to 1996, he served as President and Chief Executive Officer of Tetley, Inc., was Chairman of Tetley Canada and served on the Board of J. Lyons in the U.K.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and executive officers of the Company are as follows:

                NAME                                             POSITION
                ----                                             --------
Gerald A. Nathe......................  Chairman of the Board, President, Chief Executive Officer
                                       and Director(1)
Vijay C. Tharani.....................  Vice President, Chief Financial Officer and Treasurer
Karl S. Puehringer...................  Vice President
Akira Hara...........................  Director(1)
Samuel B. Fortenbaugh III............  Director(2)(3)
Henry F. McInerney...................  Director(2)
Judith A. Mulholland.................  Director(2)
Mark T. Becker.......................  Director(3)
Ralph R. Whitney, Jr. ...............  Director(1)(3)

---------------

(1) Member of the Executive Committee.

(2) Member of the Compensation and Stock Option Committee.

(3) Member of the Audit Committee.

     Vijay C. Tharani, age 39, has been Vice President, Chief Financial Officer and Treasurer of the Company since June 2001. Previously, Mr. Tharani was Vice President and Chief Financial Officer at Weigh-Tronix, LLC, a manufacturer of industrial weighing systems. From 1995 to 1998, Mr. Tharani was Vice President of Finance for the International Division of Fisher Scientific, Inc., a global distributor of laboratory chemicals, supplies and equipment.

     Karl S. Puehringer, age 37, was elected a Vice President of the Company in November 2001; he serves as Vice President of Operations. In August 2002, he also assumed responsibility for Product Management. Prior to joining Baldwin, Mr. Puehringer served as a Manager at A.T. Kearney in Munich where he was responsible for project management from 1999 to 2001. From 1996 to 1999, he was President and a Director of Voest-Alpine MCE, Indonesia, and from 1993 to 1996, he was Managing Director of Voest-Alpine Ice, Mexico.

     All of the Company's officers are elected annually by the Board of Directors and hold office at the pleasure of the Board of Directors.

     See "Election of Directors" for biographies relating to Directors.

BOARD OF DIRECTORS

     The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, but is not involved in day-to-day operations. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports presented at Board and Committee meetings. During the fiscal year ended June 30, 2002, the Board held four regularly scheduled meetings and acted by Written Consent twice. Each of the Directors attended at least 75% of the meetings of the Board and the Committees on which they serve.

     The Board of Directors has determined that all of the members of the Audit Committee are "independent," as defined by the rules of the American Stock Exchange.

COMPENSATION OF DIRECTORS

     Directors who were not employees of the Company received a $16,000 annual retainer and a fee of $1,000 for each meeting they attended of the Board of Directors or the Committee on which they served during the fiscal year ended June 30, 2002. However, no fee is paid for a Committee meeting held in conjunction with a Board meeting.

     Non-employee Directors also received annual awards of stock options under the Company's 1990 Directors' Stock Option Plan (the "1990 Plan"), until the 1990 Plan was terminated in November 1998. From 1990 through 1998, each year, on the third day following the Company's Annual Meeting of Stockholders, every eligible Director was automatically granted an option to purchase 1,000 shares of Common Stock, allocated between Class A Common Stock and Class B Common Stock in the same ratio as there were shares outstanding of Class A Common Stock to shares of Class B Common Stock on such day. Under the 1990 Plan, options to purchase 32,923 shares of Class A Common Stock and 4,077 shares of Class B Common Stock were granted, of which options to purchase 18,761 shares of Class A Common Stock and 2,356 shares of Class B Common Stock remain outstanding, at exercise prices ranging from $2.56 to $5.50 per share for the options to purchase Class A Common Stock and at $3.20 to $6.88 per share for the options to purchase Class B Common Stock. Of the current Directors of the Company who received option grants under the 1990 Plan, two Directors were granted options to purchase 7,115 shares of Class A Common Stock and 885 shares of Class B Common Stock; and one Director was granted options to purchase 3,582 shares of Class A Common Stock and 418 shares of Class B Common Stock

     The 1998 Non-Employee Stock Option Plan (the "1998 Plan") was adopted at the 1998 Annual Meeting of Stockholders. Under the 1998 Plan, non-employee Directors receive annual awards of stock options. Each year, following the Company's Annual Meeting of Stockholders, every eligible Director is automatically granted an option to purchase 3,000 shares of Class A Common Stock. Under the 1998 Plan, options to purchase 66,000 shares of Class A Common Stock have been granted, of which options to purchase 60,000 shares of Class A Common Stock remain outstanding, at exercise prices ranging from $1.13 to $5.50 per share. Of the current Directors of the Company who received option grants under the 1998 Plan, three Directors were granted options to purchase 12,000 shares each and two Directors were granted options to purchase 3,000 shares each.

     Gerald A. Nathe, Chairman, President and Chief Executive Officer of the Company, has an employment agreement with the Company. John T. Heald, Jr., who resigned as President, Chief Executive Officer and a Director of the Company, effective October 25, 2002, had an employment agreement with the Company. These agreements are described in detail in the Employment Agreements section below.

EXECUTIVE COMMITTEE

     The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 2002, the Executive Committee did not hold any meetings, but acted by written consent six times. During the fiscal year ended June 30, 2001, the Executive Committee adopted a charter. The Executive Committee presently consists of Gerald A. Nathe (Chairman), Akira Hara and Ralph R. Whitney, Jr.

AUDIT COMMITTEE

     The Audit Committee assists the Board in ensuring that a proper system of accounting, internal controls and reporting practices are maintained by the Company and the quality and integrity of the Company's financial statements. During the fiscal year ended June 30, 2002, the Audit Committee met six times. During the fiscal year ended June 30, 2000, the Audit Committee adopted a charter which was attached to the Company's Proxy Statement dated October 15, 2000 as Exhibit A. The Audit Committee presently consists of Ralph R. Whitney, Jr. (Chairman), Mark T. Becker and Samuel B. Fortenbaugh, III.

COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee has the responsibility for establishing the compensation arrangements for the executive officers of the Company. During the fiscal year ended June 30, 2002, the Compensation and Stock Option Committee met five times. The Compensation and Stock Option Committee also administers the Amended and Restated 1986 Stock Option Plan and the 1996 Stock Option Plan. During the fiscal year ended June 30, 2001, the Compensation and Stock Option Committee adopted a charter. The Compensation and Stock Option Committee presently consists of Henry F. McInerney (Chairman), Samuel B. Fortenbaugh III and Judith A. Mulholland.

NOMINATING COMMITTEE

     The Board does not have a nominating committee, but acts, as a whole, in performing the functions of such a committee. The Executive Committee has the responsibility for recommending to the Board candidates to be considered for nomination to the Board of Directors.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of the Company has reviewed and discussed the consolidated financial statements of the Company and its subsidiaries set forth in the Company's 2002 Annual Report to Shareholders and at Item 8 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, with management of the Company and PricewaterhouseCoopers LLP, independent accountants for the Company.

     The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, which include, among other items, matters relating to the conduct of an audit of the Company's financial statements.

     The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP its independence from the Company.

     Based on the review and discussions with management of the Company and PricewaterhouseCoopers LLP referred to above, the Audit Committee has recommended to the Board of Directors that the Company publish the consolidated financial statements of the Company and subsidiaries for the fiscal year ended June 30, 2002 in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and in the Company's 2002 Annual Report to Shareholders.

                                          THE AUDIT COMMITTEE
                                          Ralph R. Whitney, Jr., Chairman
                                          Samuel B. Fortenbaugh III
                                          Mark T. Becker

                       COMPENSATION OF EXECUTIVE OFFICERS

    COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised of three non-employee Directors of the Company. The Committee has the responsibility for establishing the salary, incentive compensation, non-wage benefits and perquisites of the Chief Executive Officer and each of the other executive officers of the Company.

     Set forth below is a report submitted by the members of the Committee addressing the Company's compensation policies for the fiscal year ended June 30, 2002 ("Fiscal 2002") as they affected the executive officers of the Company.

    Philosophy

     The Company is committed to increasing shareholder value through employee excellence. The Board, the Committee, and management all recognize the critical relationship between an employee's knowledge, skill, experience and incentives, and the success of the Company's business. The Company is, and must always be, customer driven. Historically, the Company's compensation philosophy recognized entrepreneurial spirit, encouraged small business unit initiation and rewarded individual business unit performance. Performance was most often measured against budgeted or targeted income levels. From 1998 through 2000, the Company operated under a financial performance measurement system based on Economic Profit (EP) which focused on return on capital; executive incentive compensation was based on EP at the corporate, product group and business unit level and an overall corporate-wide EP performance hurdle was established to ensure that incentive compensation was paid only if the overall corporate-wide hurdle was achieved. Effective July 1, 2000, the Company modified the cash incentive program and introduced the Global Incentive Compensation Plan (GICP) which was designed to motivate eligible participants to perform to their highest ability to achieve and exceed targeted global results. Under the GICP, all Executive Officers and key managers had their cash incentive compensation based on the achievement of specific global targets for earnings per share (EPS) and operating cash flow (OCF); certain eligible employees also had a portion of their cash incentive compensation based upon local performance criteria (e.g., sales targets, gross margin rate, etc.). Effective July 1, 2001, the Company instituted the Management Incentive Compensation Plan (MICP). While the structure and details of the MICP remain largely unchanged from the GICP, the MICP also incorporates personal objectives. Effective July 1, 2002, the Company made certain additional changes to the MICP, which is now designed to reward, recognize and motivate executives and key management employees for their contributions on a corporate-wide, functional and personal basis. The MICP provides each eligible participant a target bonus percentage of his/her base salary upon the achievement of targeted financial and personal performance objectives.

    Executive Officers' Disclosure

     GENERAL. For each of the executive officers of the Company named in the Summary Compensation Table below, compensation consists of base salary (which is set by the officer's employment agreement), a bonus (which was calculated in accordance with the MICP described in the Philosophy section above), stock options (which are tied to the long-term performance of the Company, as reflected by its stock price), and other perquisites. Certain of these executive officers also have supplemental retirement benefits reported under the Supplemental Retirement Benefits section below.

     FISCAL 2002 COMPENSATION. In March of 2001, John T. Heald, Jr. joined the Company as an employee and was elected President and Chief Operating Officer. His base salary was set by an employment agreement with the Company, effective as of March 21, 2001, as amended on October 17, 2001 and February 26, 2002 (see the Employment Agreements section below). On November 13, 2001, Mr. Heald relinquished the title of Chief Operating Officer and was elected Chief Executive Officer of the Company. During Fiscal 2002, Mr. Heald did not receive any increase in salary, and, due to the Company's overall performance level, Mr. Heald did not earn a bonus. However, Mr. Heald was granted options to purchase 50,000 shares of Class A Common Stock of the Company in recognition of his dedication and performance in carrying out his additional duties and responsibilities as Chief Executive Officer. Effective October 25, 2002, Mr. Heald resigned as President, Chief Executive Officer and a Director of the Company.

     Mr. Vijay C. Tharani joined the Company in June 2001 and was elected Vice President, Chief Financial Officer and Treasurer. His base salary is set by an employment agreement with the Company, effective as of June 18, 2001. During Fiscal 2002, Mr. Tharani did not receive any increase in salary, and, due to the Company's overall performance level, Mr. Tharani did not earn a bonus. However, Mr. Tharani was granted options to purchase 50,000 shares of Class A Common Stock of the Company in recognition of his performance in carrying out his duties and responsibilities as Chief Financial Officer.

     Mr. Karl S. Puehringer joined the Company in November 2001 and was elected Vice President of Operations. His base salary is set by an employment agreement with the Company, effective as of November 1, 2001. During Fiscal 2002, Mr. Puehringer did not receive any increase in salary, and, due to the Company's overall performance level, Mr. Puehringer did not earn a bonus. However, Mr. Puehringer was granted options to purchase 25,000 shares of Class A Common Stock of the Company in recognition of his dedication and performance in carrying out his duties as Vice President of Operations.

     Mr. Peter E. Anselmo's base salary was set by an employment agreement with the Company, effective as of April 27, 2000, as amended on March 28, 2001 and April 12, 2002. During Fiscal 2002, Mr. Anselmo did not receive any increase in salary, and, due to the Company's overall performance level, Mr. Anselmo did not earn a bonus. However, Mr. Anselmo was granted options to purchase 30,000 shares of Class A Common Stock of the Company in recognition of his dedication and performance in carrying out his additional duties as Senior Vice President of Business Development. Mr. Anselmo's employment agreement provided for supplemental retirement benefits to be paid to him or his estate for 10 years, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The amount accrued by the Company on behalf of Mr. Anselmo in connection with this benefit during Fiscal 2002 was $106,400 which has been included in "Other Annual Compensation" for Mr. Anselmo in the Summary Compensation Table below. Mr. Anselmo's employment with the Company terminated on August 2, 2002, and in accordance with a Severance Agreement executed between Mr. Anselmo and the Company, Mr. Anselmo received severance pay in the amount of $250,000, and beginning in September 2002, Mr. Anselmo began receiving the monthly benefit of $2,708 in supplemental retirement benefits. Mr. Anselmo is currently serving as a consultant to the Company.

    CEO Disclosure

     Mr. Nathe's base salary is set by his employment agreement with the Company (see the Employment Agreements section below). During Fiscal 2002, Mr. Nathe did not earn a bonus. However, Mr. Nathe was granted options to purchase 40,000 shares of Class A Common Stock of the Company in recognition of his dedication and performance in carrying out his duties as Chairman of the Company. Mr. Nathe's base pay was decreased, effective November 2001, from $333,900 to $250,000 due to his relinquishment of the title of Chief Executive Officer and a change in his responsibilities. In Fiscal 2002, the Committee forgave an interest payment due from Mr. Nathe in the amount of $111,806 on a loan from the Company which Mr. Nathe had used to purchase shares of Class B Common Stock of the Company, which amount is included as "Other Compensation" in the Compensation Table. In August, 2002, Mr. Nathe's employment agreement was amended to include, among other things, a reduction in the total amount of deferred compensation benefits payable by the Company to Mr. Nathe by $750,000 in exchange for an equal reduction in the principal amount of the loan payable from Mr. Nathe to the Company (see "Certain Transactions" below); consequently, the principal amount of the loan is now $750,000. On October 25, 2002, following the resignation of Mr. Heald as President and Chief Executive Officer of the Company, Mr. Nathe was elected as President and Chief Executive Officer of the Company.

     On November 13, 2001, Mr. Heald was elected Chief Executive Officer of the Company. Mr. Heald's base salary is set by his employment agreement with the Company (see the Employment Agreements section below). During Fiscal 2002, the Company made a loan to Mr. Heald in the principal amount of $675,000 which Mr. Heald used to purchase shares of Class B Common Stock of the Company. On October 25, 2002, Mr. Heald resigned as President, Chief Executive Officer and a Director of the Company.

    Deductibility of Compensation under Federal Income Taxes

     Based on currently prevailing authority, including Treasury Regulations issued in December, 1995, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company will pay any amounts with respect to the fiscal year ending June 30, 2002 ("Fiscal 2002") that would result in the loss of a federal income tax deduction under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and accordingly has not recommended that any special actions be taken, or plans or programs be revised at this time in light of such tax law provision (except that the Company intends that stock options granted under the 1996 Stock Option Plan have an exercise price which is the fair market value of the stock on the date of grant and that such options qualify as "performance-based compensation" under Section 162(m) of the Code).

                                          THE COMPENSATION AND STOCK OPTION
                                          COMMITTEE
                                          Henry F. McInerney, Chairman
                                          Judith A. Mulholland
                                          Samuel B. Fortenbaugh III

EXECUTIVE COMPENSATION

     The following table sets forth the total remuneration paid to the Company's Chief Executive Officer and to each of the most highly compensated executive officers of the Company for the fiscal years ended June 30, 2002, 2001 and 2000, respectively, and includes remuneration in respect of all elements indicated from all sources, including affiliates of the Company.

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION
                                    --------------------------------------------
             NAME AND                                             OTHER ANNUAL       ALL OTHER
        PRINCIPAL POSITION          YEAR    SALARY    BONUS(1)   COMPENSATION(2)    COMPENSATION
        ------------------          ----   --------   --------   ---------------    ------------
Gerald A. Nathe(3)................  2002   $272,116       -0-            -0-          $147,382(4)
  Chairman of the Board, President  2001   $328,027       -0-       $ 36,044          $130,155
  and Chief Executive Officer       2000   $345,504       -0-                         $101,886

John T. Heald, Jr.(5).............  2002   $350,000       -0-            -0-          $ 30,286(6)
  former President and Chief        2001   $107,692       -0-                              -0-
  Executive Officer

Vijay C. Tharani(7)...............  2002   $249,231   $30,000(8)         -0-          $ 12,345(9)
  Vice President, Chief Financial
  Officer and Treasurer

Peter E. Anselmo(10)..............  2002   $257,812       -0-            -0-          $  9,467(11)
  former Vice President             2001   $223,887       -0-       $ 54,411          $ 53,033
                                    2000   $221,973   $ 5,322       $161,021          $  2,400

Karl S. Puehringer(12)............  2002   $123,589   $24,786(8)         -0-          $  1,944(13)
  Vice President of Operations

---------------
 (1) No bonuses were earned for Fiscal 2002.

 (2) Does not include supplemental retirement benefits or deferred compensation benefits as set forth in the Supplemental Retirement Benefits section below.

 (3) Was Chairman of the Board during Fiscal 2002; elected President and Chief Executive Officer on October 25, 2002.

 (4) Includes $111,806 interest forgiveness, $6,044 long-term disability, $10,000 legal fees, $11,440 life insurance, $3,784 auto allowance, and a Company contribution of $4,308 to the named individual's 401(k) profit sharing and savings plan account.

 (5) Resigned as President, Chief Executive Officer and a Director on October 25, 2002.

 (6) Includes $7,724 long-term disability, $10,900 legal fees, $4,931 auto allowance, and a Company contribution of $6,731 to the named individual's 401(k) profit sharing and savings plan account. Does not include $120,507 paid by the Company to reimburse Mr. Heald for his moving expenses and $100,810 accrued but not yet paid by the Company to reimburse Mr. Heald for the additional income taxes he will incur in connection with the Company's reimbursement of his moving expenses.

 (7) Employment commenced June 18, 2002.

 (8) Represents sign-on bonuses.

 (9) Includes $1,898 long-term disability, $1,165 life insurance, $4,667 auto allowance, and a Company contribution of $4,615 to the named individual's 401(k) profit sharing and savings plan account. Does not include $114,391 paid by the Company to reimburse Mr. Tharani for his moving expenses and $105,380 accrued but not yet paid by the Company to reimburse Mr. Tharani for the additional income taxes he will incur in connection with the Company's reimbursement of his moving expenses.

(10) Employment terminated August 2, 2002.

(11) Includes $197 long-term disability, $1,490 life insurance, $2,895 auto allowance, and a Company contribution of $4,885 to the named individual's 401(k) profit sharing and savings plan account.

(12) Employment commenced November 1, 2001; all Mr. Puehringer's salary and benefit amounts are translated from EUROs.

(13) Represents auto allowance.

     The following table sets forth certain information relating to options granted during Fiscal 2002 to purchase shares of Class A Common Stock of the Company, pursuant to the Company's 1996 Stock Option Plan (the "Plan"). These options become exercisable in three equal annual installments beginning on the second anniversary of the date of grant, subject to acceleration as set forth in the Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL
                                           GRANTS
                                        ------------                        POTENTIAL REALIZABLE
                                         % OF TOTAL                         VALUE(3) AT ASSUMED
                                        OPTIONS/SARS                    ANNUAL RATES OF STOCK PRICE
                                         GRANTED TO                   APPRECIATION FOR OPTION TERM(4)
                         OPTIONS/SARS   EMPLOYEES IN   EXERCISE    --------------------------------------
                           GRANTED         FISCAL        PRICE     EXPIRATION
         NAME               (#/SH)        YEAR(1)      ($/SH)(2)      DATE      0%(5)     5%        10%
         ----            ------------   ------------   ---------   ----------   -----   -------   -------
G.A. Nathe.............     40,000          8.47%        $1.05     08/07/2011    $0     $26,414   $66,937
J.T. Heald, Jr.........     50,000         10.58%        $1.05     08/07/2011    $0     $33,017   $83,671
V.C. Tharani...........     50,000         10.58%        $1.05     08/07/2011    $0     $33,017   $83,671
P.E. Anselmo...........     30,000          6.35%        $1.05     08/07/2011    $0     $19,810   $50,203
K.S. Puehringer........     25,000          5.29%        $1.15     11/13/2011    $0     $18,081   $45,820

---------------
(1) Options to purchase a total of 457,500 shares of Class A Common Stock were granted under the Plan to all employees as a group during the fiscal year ended June 30, 2002.

(2) The exercise price represents the closing price of the Company's Class A Common Stock as traded on the American Stock Exchange on the date of grant.

(3) The dollar amounts under the potential realizable values columns use the 0%, 5% and 10% rates of appreciation as permitted by the Securities and Exchange Commission, and are not intended to forecast actual future appreciation in the Company's stock price. Actual gains, if any, on stock options are dependent on the future performance of the Company's stock. There can be no assurance that the amounts reflected in this table will be achieved.

(4) All stock options granted during Fiscal 2002 were for a ten (10) year term.

(5) No gain to the optionee is possible without an increase in the stock price, which would benefit all stockholders commensurately. A zero percent gain in stock appreciation will result in zero dollars for the optionee.

     The following table provides information concerning each option exercised during Fiscal 2002 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end values of unexercised options held by such executive officers granted pursuant to the Plan or pursuant to the Company's 1986 Stock Option Plan:

                   AGGREGATED OPTION EXERCISES IN FISCAL 2002
                           AND YEAR-END OPTION VALUES

                                                                                                 VALUE OF
                                                                                               UNEXERCISED
                                                                                               IN-THE-MONEY
                                                                                               OPTIONS/SARS
                                                               NUMBER OF UNEXERCISED         AT FY-END($)(2)
                                                                    OPTIONS/SARS           --------------------
                              SHARES                                AT FY-END(#)
                            ACQUIRED ON        VALUE         --------------------------        EXERCISABLE/
           NAME             EXERCISE(#)    REALIZED($)(1)    EXERCISABLE/ UNEXERCISABLE       UNEXERCISABLE
           ----             -----------    --------------    --------------------------    --------------------
G.A. Nathe................      -0-             -0-          246,000 / 376,500 Class A     $0 / $14,400 Class A
                                                                    85,000 / 0 Class B          $0 / $0 Class B
J.T. Heald................      -0-             -0-             6,000 / 59,000 Class A     $0 / $18,000 Class A
P.E. Anselmo..............      -0-             -0-           80,833 / 115,000 Class A     $0 / $10,800 Class A
V.C. Tharani..............      -0-             -0-                 0 / 50,000 Class A     $0 / $18,000 Class A
K.S. Puehringer...........      -0-             -0-                 0 / 25,000 Class A      $0 / $6,500 Class A

---------------
(1) Market value of underlying securities at exercise minus the exercise price.

(2) Where the value shown is zero, the exercise prices of all outstanding stock options at fiscal year end were greater than the fair market value of the Company's Class A Common Stock on the last day of Fiscal 2002 ($1.41), or in the case of the Company's Class B Common Stock, 125% of the fair market value of the Company's Class A Common Stock ($1.76).

                        SUPPLEMENTAL RETIREMENT BENEFITS

     Messrs. Nathe and Heald are entitled to deferred compensation benefits in accordance with their respective employment agreements; Messrs. Tharani, Anselmo and Puehringer are entitled to supplemental retirement benefits in accordance with their respective employment agreements.

     Mr. Nathe's employment agreement as amended provides for deferred compensation to be paid to him or his estate for 15 years or life, whichever is longer, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The amount accrued by the Company on behalf of Mr. Nathe in connection with this benefit during Fiscal 2002 was $243,694. The amount of the annual deferred compensation benefit which was to be paid to Mr. Nathe was estimated at $174,649. In August, 2002, Mr. Nathe's employment agreement was amended to include, among other things, a reduction in the total amount of deferred compensation payable by the Company to Mr. Nathe by $750,000 in exchange for an equal reduction in the principal amount of a note payable from Mr. Nathe to the Company (see "Certain Transactions" below); consequently, the amount of the annual deferred compensation benefit which will be paid to Mr. Nathe is now estimated at $102,000.

     Mr. Heald's employment agreement provided for deferred compensation to be paid to him or his estate for 15 years or life, whichever is longer, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The amount of the annual deferred compensation benefit to be paid to Mr. Heald will be 40% of Mr. Heald's final average compensation for his last three (3) years under his employment agreement. The amount accrued by the Company on behalf of Mr. Heald in connection with this benefit during Fiscal 2002 was $195,000. Effective October 25, 2002, Mr. Heald resigned as President, Chief Executive Officer and a Director of the Company. The fully vested amount of the annual deferred compensation benefit on the date of resignation was $28,000.

     Mr. Tharani's employment agreement provides for a supplemental retirement benefit to be accrued at $5,066 per month. The aggregate amount accrued will be paid to him or his estate for ten (10) years, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The amount accrued by the Company on behalf of Mr. Tharani in connection with this benefit during Fiscal 2002 was $60,792 When fully vested (after June 18, 2006), the estimated annual supplemental retirement benefit will be $30,396.

     Mr. Puehringer's employment agreement provides for a supplemental retirement benefit to be paid to him or his estate for ten (10) years, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The amount of the annual benefit to be paid to Mr. Puehringer will be 30% of Mr. Puehringer's base salary for his last three (3) years under his employment agreement. The amount accrued by the Company on behalf of Mr. Puehringer in connection with this benefit during Fiscal 2002 was $12,800 When fully vested (after November 1, 2006), the estimated annual supplemental retirement benefit will be $66,037.

     Mr. Anselmo's employment agreement provided for a supplemental retirement benefit to be paid to him or his estate for ten (10) years, upon termination of his employment and subject to a vesting schedule as set forth in said employment agreement. The amount accrued by the Company on behalf of Mr. Anselmo in connection with this benefit during Fiscal 2002 was $106,400 which has been included in "Other Annual Compensation" for Mr. Anselmo in the Summary Compensation Table above. Mr. Anselmo's employment with the Company terminated on August 2, 2002, and beginning in September, 2002, Mr. Anselmo began receiving the monthly supplemental retirement benefit of $2,708.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Samuel B. Fortenbaugh III, a Director of the Company who serves on the Compensation and Stock Option Committee, was from October 1, 2001 until August 31, 2002 a Senior Counsel, and until September 30, 2001, a partner in the law firm of Morgan, Lewis & Bockius LLP, which serves as the Company's counsel.

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total stockholder return on its Class A Common Stock for the five fiscal years ended June 30, 2002 with the cumulative total return of the American Stock Exchange Market Value Index and a peer group based on selected companies from the Standard Industrial Classification ("SIC") Code 3555--Special Industry Machinery, Printing Trades Machinery and Equipment. The companies included in the peer group are: Baldwin Technology Company, Inc., Delphax (formerly Check Technology Corp.), Gunther International Ltd., Presstek Inc. and Scitex Ltd. The comparison assumes $100 was invested on June 30, 1997 in the Company's Class A Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends. Total stockholder return is calculated using the closing price of the stock on the last trade date of each fiscal year. The stock price performance shown is not intended to forecast or be indicative of the possible future performance of the Company's stock.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(*) AMONG
         BALDWIN TECHNOLOGY COMPANY, INC., THE AMEX MARKET VALUE INDEX,
                                AND A PEER GROUP

                                                   BALDWIN TECHNOLOGY
                                                      COMPANY, INC.                PEER GROUP               AMEX MARKET VALUE
                                                   ------------------              ----------               -----------------
6/97                                                     100.00                      100.00                      100.00
6/98                                                     204.34                       56.12                      115.86
6/99                                                     102.17                       39.43                      128.17
6/00                                                      73.91                       58.02                      150.33
6/01                                                      41.74                       39.33                      147.42
6/02                                                      49.04                       14.42                      143.44

EMPLOYMENT AGREEMENTS

     Effective March 19, 2001, the Company entered into a new employment agreement with Gerald A. Nathe, its Chairman (then President and Chief Executive Officer), replacing an earlier agreement dated November 25, 1997. This agreement was amended on February 26, 2002 and again on August 13, 2002. The new agreement, as amended, provides that Mr. Nathe will be paid (x) an annual salary of no less than $250,000, (y) annual incentive compensation in an amount determined under the Management Incentive Compensation Plan, and (z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Nathe, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to death or disability. For purposes of clause (z) above, in the event of (i) any merger or consolidation or sale of substantially all of the assets of the Company or change in control or liquidation of the Company, or (ii) the failure by the Company to observe or comply in any material respect with any of the provisions of the employment agreement, in each case, other than with Mr. Nathe's approval, Mr. Nathe may, within six months of any such event, treat such event as a termination, without cause, of his employment by the Company. The employment agreement, as amended, also provides for (a) the payment of annual deferred compensation to Mr. Nathe in the amount of $102,000 following the termination of his employment with the Company, (b) the Company making an interest bearing loan to Mr. Nathe, in the amount of approximately $1.8 million to facilitate the purchase by Mr. Nathe of Class B Common Stock of the Company from an unrelated party with the loan secured by a pledge of the purchased shares of the Company's Class B Common Stock, and (c) the transfer by the Company to Mr. Nathe, at no cost to Mr. Nathe, of up to one hundred sixty thousand shares of the Company's Class A Common Stock, in four equal installments of 40,000 shares each, when, in the case of the first such installment, the market value of the Company's Class A Common Stock has attained $7.875 per share and, in the case of each subsequent installment, such market value increases by $2.00 per share over the market value at which the previous installment was earned. Mr. Nathe has agreed that, for a period of three years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company. The employment agreement provides that upon Mr. Nathe's death the Company use a portion of the proceeds of life insurance on Mr. Nathe's life to buy back from his estate his shares of Class B Common Stock at fair market value, with the understanding that Mr. Nathe's estate repay his loan from the Company, together with interest due.

     Effective March 21, 2001, the Company entered into an employment agreement with John T. Heald, its then President and Chief Operating Officer, which provides that Mr. Heald will be paid (x) an annual salary of no less than $350,000, (y) annual incentive compensation in an amount determined under the Company's Management Incentive Compensation Plan, and (z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Heald, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to death or disability. For purposes of clause (z) above, in the event of (i) the removal of Mr. Heald or the election of any other person as President or Chief Operating Officer of the Company (Mr. Heald subsequently was elected Chief Executive Officer and approved the election of Karl S. Puehringer as Vice President of Operations), (ii) any merger or consolidation or sale of substantially all of the assets of the Company or change in control or liquidation of the Company, or (iii) the failure by the Company to observe or comply in any material respect with any of the provisions of the employment agreement, in each case, other than with Mr. Heald's approval, Mr. Heald may, within six months of any such event, treat such event as a termination, without cause, of his employment by the Company. The employment agreement also provides for (a) the payment of certain deferred compensation to Mr. Heald following the termination of his employment with the Company, subject to a vesting schedule set forth in the agreement, (b) the Company making an interest bearing loan to Mr. Heald, in the amount of approximately $675,000 to facilitate the purchase by Mr. Heald from the Company of Class B Common Stock of the Company with the loan secured by a pledge of the purchased shares of the Company's Class B Common Stock. Mr. Heald has agreed that, for a period of three years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company. Mr. Heald's employment agreement provides that, in the event of his death, the Company use a portion of the proceeds of life insurance on Mr. Heald's life to buy back from his estate his shares of Class B Common Stock at their then fair market value, with the understanding that Mr. Heald's estate repay his loan from the Company, together with interest due. The employment agreement was amended on October 17, 2001 to reflect the loan by the Company to Mr. Heald of $675,000 to facilitate the purchase by Mr. Heald from the Company of 375,000 shares of Class B Common Stock of the Company. The Company and Mr. Heald further amended the employment agreement effective November 14, 2001 to provide, among other things, for the change in Mr. Heald's title to Chief Executive Officer. Effective October 25, 2002, Mr. Heald resigned as President and Chief Executive Officer of the Company.

     Effective April 27, 2000, the Company entered into an employment agreement with Peter E. Anselmo, its Vice President, Marketing and Business Development. The employment agreement provided for (a) a minimum annual base salary of $210,444 to be paid to Mr. Anselmo, (b) incentive compensation under the Company's Management Incentive Compensation Plan, (c) a supplemental retirement benefit for ten years following termination of employment, subject to vesting as set forth in the agreement, (d) Company loans to purchase stock, and (e) certain other benefits. The agreement was for a term of three years unless extended or terminated. The agreement was amended on March 28, 2001 to provide that Mr. Anselmo could use the Company loans to purchase shares of either Class A Common Stock or Class B Common Stock of the Company. The agreement was amended again on April 12, 2002 to increase the amount of supplemental retirement benefit to be paid to Mr. Anselmo following his retirement. Mr. Anselmo terminated his employment with the Company effective August 2, 2002; however, he is currently serving as a consultant to the Company at a monthly fee of $10,000 which arrangement may be terminated by either party on thirty (30) days notice.

     Effective November 1, 2001, the Company entered into an employment agreement with Karl Puehringer, its Vice President of Operations. The employment agreement provides for (a) a minimum base salary of 190,000Euros to be paid to Mr. Puehringer, (b) incentive compensation under the Company's Management Incentive Compensation Plan, (c) a supplemental retirement benefit for ten (10) years following termination of employment, subject to vesting as set forth in the agreement, and (d) certain other benefits. The agreement is for a term of five (5) years unless extended or terminated.

     Effective June 2001, the Company entered into an employment agreement with Vijay C. Tharani, its Vice President, Chief Financial Officer and Treasurer. The employment agreement provides for (a) a minimum base salary of $240,000 to be paid to Mr. Tharani, (b) incentive compensation under the Company's Management Incentive Compensation Plan, (c) a supplemental retirement benefit for ten (10) years following termination of employment, subject to vesting as set forth in the agreement, (d) Company loans to purchase stock, and (e) certain other benefits. The agreement is for a term of three (3) years unless extended or terminated.

                              CERTAIN TRANSACTIONS

     The Company retains the law firm of Morgan, Lewis & Bockius LLP as its legal counsel. Samuel B. Fortenbaugh III, a Director of the Company, was, until September 30, 2001 a partner, and, from October 1, 2001 until August 31, 2002, a senior counsel, of Morgan, Lewis & Bockius LLP.

     On November 30, 1993, the Company entered into a loan and pledge agreement with Gerald A. Nathe, President, Chief Executive Officer and a Director of the Company, pursuant to which the Company loaned Mr. Nathe $1,817,321 to enable him to purchase 315,144 shares of the Company's Class B Common Stock from a non-employee stockholder. The loan was evidenced by a recourse demand promissory note bearing interest equal to the 3-Month LIBOR rate plus 1.25%, such rate to be reset on the first day of each succeeding January, April, July and October, and secured by such purchased shares. The maximum amount of the loan outstanding, including interest, during the year ended June 30, 2002 was $1,612,000. During the year ended June 30, 2002, the Company forgave interest payments owing by Mr. Nathe in the amount of $112,000 which amount is included for Mr. Nathe in "All Other Compensation" in the Summary Compensation Table above. In August 2002 the Company and Mr. Nathe agreed to amend the loan and pledge agreement and Mr. Nathe's employment agreement to evidence a reduction in the principal amount of the loan due from Mr. Nathe by $750,000 in exchange for a reduction, by an equal amount, in the amount of deferred compensation benefits which will be paid by the Company to Mr. Nathe upon his retirement.

     On October 17, 2001, the Company entered into a loan and pledge agreement with John T. Heald, Jr., President and Chief Operating Officer and a Director of the Company, pursuant to which the Company loaned Mr. Heald $675,000 to enable him to purchase 375,000 shares of Class B Common Stock from the Company. The loan was evidenced by a recourse demand promissory note bearing interest at five (5%) percent per annum. The maximum amount of the loan outstanding, including interest, during the year ended June 30, 2002 was $699,000.

     On February 10, 1997, Wendell M. Smith resigned as Chairman of the Company. The Company has made deferred compensation payments to Mr. Smith in the amount of $103,000 for each of the fiscal years ended June 30, 2002, 2001 and 2000, respectively. In addition, the Company entered into a consulting agreement with Polestar Limited ("Polestar"), a corporation controlled by Mr. Smith, which provides for payments to Polestar of $60,000 per year for consulting services through 2014. The agreement was amended during the fiscal year ended June 30, 2001 to increase the payments to $90,000 per year.

                         APPROVAL OF AMENDMENTS TO THE
                             1996 STOCK OPTION PLAN

     The Board views a stock option program as an integral part of the Company's compensation program. The 1996 Stock Option Plan (the "1996 Plan") provides a vehicle pursuant to which stock options are awarded. Currently, there are 872,000 shares of Class A Common Stock outstanding under the 1996 Plan. The 1996 Plan limit is 875,000 shares. In order to continue to grant options under the 1996 Plan, the Board determined it was necessary to increase the plan limit. Therefore, the Board has adopted, subject to stockholder approval, an amendment to the 1996 Plan increasing the number of shares of Class A Common Stock that may be subject to awards outstanding under the 1996 Plan from 875,000 to 1,875,000.

     In addition, the Board has amended the 1996 Plan to add non-employee directors to the categories of eligible option recipients. In conjunction with this action, assuming the stockholders approve this amendment, the Board resolved (i) to not grant any further options under the 1998 Non-Employee Director Plan (the "1998 Plan"), and (ii) to grant annually under the 1996 Plan an option for 5,000 shares of Class A Common Stock to each non-employee director on the day following each annual meeting of the stockholders (compared to annual grants for 3,000 shares provided for under the 1998 Plan).

     The Board also determined that there was no longer a need to provide for the grant of options to purchase Class B Common Stock under the 1996 Plan and amended the 1996 Plan to eliminate the ability to grant options to purchase Class B Common Stock.

     Finally, the Board has made certain technical and clarifying amendments to the 1996 Plan, including amendments that would give the Stock Option Committee the flexibility to (i) determine the manner and time at which the exercise price must be paid, (ii) grant options to employees of subsidiaries that may not be organized as corporations (such as LLCs), and (iii) grant options with a term in excess of 10 years. All of the amendments described above are collectively referred to as the "Amendment".

DESCRIPTION OF THE 1996 PLAN

     The 1996 Plan, incorporating the Amendment, is set forth as Exhibit A to this Proxy Statement, and the following description of the 1996 Plan is qualified in its entirety by reference to Exhibit A.

     The 1996 Plan originally provided for the issuance of options to purchase either Class A Common Stock or Class B Common Stock. Pursuant to the Amendment, the 1996 Plan will only provide for the issuance of options to purchase Class A Common Stock. The 1996 Plan originally provided that the total number of shares of Class A Common Stock that may be subject to outstanding options, determined immediately after the grant of any option to purchase Class A Common Stock, was equal to 875,000. If the Amendment is approved by the stockholders, the number of shares that may be subject to outstanding options will be increased by one million shares, from 875,000 to 1,875,000. No person may receive in any one calendar year options to purchase more than 500,000 shares of Class A Common Stock.

     Under the 1996 Plan, employees of the Company or its subsidiaries, including officers and directors of the Company or its subsidiaries who are also employees, and consultants who perform services for the Company or its subsidiaries, are eligible to receive option grants. If approved by the stockholders, non-employee directors will also be eligible for option grants. Options may be either incentive stock options, which may entitle the optionee to favorable tax treatment, or non-qualified stock options (see tax discussion below). The 1996 Plan will be administered by the Compensation and Stock Option Committee (the "Committee"). Among other things, the Committee determines, subject to the provisions of the 1996 Plan, the employees and consultants to whom options should be granted, the nature of the options to be granted, the number of options to be granted and the exercise price, the vesting schedule and the term of the options and all other conditions and terms of the options to be granted. All determinations relating to option grants to members of the Committee are made by the full Board.

     Unless otherwise determined by the Committee, the 1996 Plan provides that each option granted to an employee or consultant of the Company or its subsidiaries (i) will have a per share exercise price equal to the fair market value of a share of Class A Common Stock on the date the option is granted, (ii) will vest in three equal installments on each of the second, third and fourth anniversary of the date the option is granted, subject to acceleration in the event of a "change in control" (as defined in the 1996 Plan), (iii) in the case of termination of employment, will terminate 3 months (12 months if for disability, 6 months if for death, and immediately if for cause) thereafter, and
(iv) will have a term of ten (10) years . The number of grantees may vary from year to year.

     The Board may amend or terminate the 1996 Plan at any time; provided, however, that approval by the stockholders of the Company will be obtained if necessary or desirable to comply with applicable law, regulation or rule. The 1996 Plan has no expiration date.

NEW PLAN BENEFITS

     If the Amendment is approved, each non-employee director will receive an option to purchase 5,000 shares of the Company's Class A Common Stock on the day following the annual meeting of the stockholders. The exercise price will be equal to 100% of the fair market value of the Company's Class A Common Stock on the date of grant.

     Because awards to employees and consultants under the 1996 Plan are discretionary, it is not possible to state in advance the exact number or identity of the grantees or the amounts of the grants.

TAX CONSEQUENCES TO OPTIONEES

     The following is a brief description of the federal income tax consequences generally arising with respect to options that may be granted under the 1996 Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the 1996 Plan.

     Non-Qualified Stock Options. With respect to options which do not qualify as incentive stock options, the optionee will recognize no income upon grant of the option. Upon exercise, an optionee, in general, will recognize ordinary income to the extent of the difference between the amount paid by the optionee for the shares and the fair market value of the shares on the date of option exercise. Upon a subsequent disposition of the shares received under the option, the optionee generally will recognize capital gain or loss, as the case may be, to the extent of the difference between the amount realized on the disposition and the tax basis of such shares (generally the fair market value of the shares on the date the optionee is first subject to tax liability following exercise).

     Incentive Stock Options. With respect to options which qualify as incentive stock options, an optionee will not recognize income for Federal income tax purposes at the time options are granted or exercised. If the optionee disposes of shares acquired by exercise of the options before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the options (a "disqualifying disposition"), the optionee generally will recognize in the year of disposition
(i) ordinary income, to the extent that the lesser of either (a) the fair market value of the shares on the date of option exercise or (b) the amount realized on disposition, exceeds the option exercise price, and (ii) capital gain (or loss), to the extent that the amount realized on disposition differs from the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of these holding periods, the optionee will realize capital gain or loss equal to the difference between the amount realized on disposition and the option exercise price.

     Where previously acquired stock is used to exercise an outstanding incentive stock option or non-qualified stock option, appreciation on such stock will not be recognized as income. However, if such stock was acquired pursuant to the exercise of an incentive stock option, a disqualifying disposition will be deemed to have occurred if such stock is used to exercise another incentive stock option prior to the expiration of the applicable holding periods.

TAX CONSEQUENCES TO THE COMPANY

     The Company will generally be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary income as described above. To the extent an optionee realizes capital gains as described above, the Company will not be entitled to any deduction for Federal income tax purposes. Therefore, the Company will not be entitled to any tax deduction in connection with incentive stock options with respect to which there is no disqualifying disposition.

     A publicly held Company may not, subject to limited exceptions, deduct for Federal income tax purposes certain compensation (including compensation attributable to the exercise of stock options) paid to certain executives in excess of $1 million in any taxable year (the "$1 million cap"). Performance-based compensation is excepted from the $1 million cap. The compensation attributable to options granted under the 1996 Plan at a price at least equal to the fair market value of the underlying option shares at the date of grant may reasonably be treated as performance-based compensation.

VOTE REQUIRED FOR APPROVAL

     The approval of the Amendment requires the affirmative vote of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENT.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP audited the accounts of the Company for the fiscal year ended June 30, 2002. PricewaterhouseCoopers LLP or its predecessor, Price Waterhouse LLP has audited the accounts of the Company since 1968. The aggregate fees billed for professional services rendered for the audit of the

Company's annual financial statements for the fiscal year ended June 30, 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year, were $620,000. The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than audit fees, for the fiscal year ended June 30, 2002 were $307,000. The vast majority of these fees relate to tax activities a portion of which were associated with divested operations. The Audit Committee considered the fees for non audit services in relation to their assessment of the independence of PricewaterhouseCoopers LLP. The Company paid no fees to PricewaterhouseCoopers LLP for financial information systems design and implementation.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will be provided with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the Company's 2003 proxy statement provided they are received by the Company no later than June 30, 2003 and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

                                    GENERAL

     So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORT COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Company, the Securities and Exchange Commission, and the American Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During Fiscal 2000, to the best of the Company's knowledge, all required reports were filed on a timely basis. In making this statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.

                               OTHER INFORMATION

     The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company.

                                          Helen P. Oster
                                          Secretary

                                                                       EXHIBIT A

                        BALDWIN TECHNOLOGY COMPANY, INC.
                             1996 STOCK OPTION PLAN

                (Including Amendments through October 25, 2002)

Section 1.  Purpose

     The Plan authorizes the Committee to provide Directors, Employees and Consultants of the Corporation and its Subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation, with options to acquire Stock of the Corporation. The Corporation believes that this incentive program will cause those persons to increase their interest in the Corporation's welfare, and aid in attracting and retaining Directors, Employees and Consultants of outstanding ability.

Section 2.  Definitions

     Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section:

          (a) "Board" shall mean the Board of Directors of the Corporation.

          (b) A "Change in Control" shall be deemed to have occurred:

             (i) if any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than the Corporation or an employee benefit plan of the Corporation, acquires directly or indirectly the beneficial ownership of any voting security of the Corporation and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 35% or more of the total voting power of any class of voting securities of the Corporation then outstanding;

             (ii) upon consummation of any transaction described in Section 8, other than any such transaction which results in at least 65% of the total voting power represented by each class of the voting securities of the Corporation (or, if the Corporation does not survive, the surviving entity) outstanding immediately after such transaction being beneficially owned by at least 65% of the holders of such class of outstanding voting securities of the Corporation immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction;

             (iii) upon a complete liquidation of the Corporation or the sale or disposition by the Corporation of all or a substantial portion of the Corporation's assets (i.e., 60% or more of the total assets of the Corporation); or

             (iv) when a majority of the members of the Board is composed of individuals who are not described in any of the following categories:
        (A) individuals who constitute the Board as of the date the Plan was adopted by the Board (the "Original Directors"), (B) individuals who thereafter were elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds ( 2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) individuals who were elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds ( 2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election).

For purposes of the foregoing, the terms "beneficial ownership", "beneficial owner", and "beneficially owned" shall be determined in accordance with Rule 13d-3 promulgated pursuant to the Exchange Act.

          (c) "Code" shall mean the Internal Revenue Code of 1986 as it may be amended from time to time.

          (d) "Committee" means the Compensation and Stock Option Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist solely of two or more Directors.

          (e) "Consultant" shall mean (i) any person who is engaged to perform services for the Corporation or its Subsidiaries, other than as an Employee or Director, or (ii) any person who has agreed to become a Consultant within the meaning of clause (i).

          (f) "Corporation" shall mean Baldwin Technology Company, Inc., a Delaware corporation.

          (g) "Director" shall mean any member of the Board.

          (h) "Employee" shall mean (i) any full-time employee of the Corporation or its Subsidiaries (including Directors who are otherwise employed on a full-time basis by the Corporation or its Subsidiaries), or
     (ii) any person who has agreed to become an Employee within the meaning of clause (i).

          (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

          (j) "Fair Market Value" means the fair market value thereof determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that (i) if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as reported in the Wall Street Journal (or other reporting service approved by the Committee).

          (k) "Grantee" shall mean a person granted an Option under the Plan.

          (l) "ISO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock and intended to qualify as an incentive stock option under Section 422 of the Code, as now or hereafter constituted.

          (m) "NQSO" shall mean an Option granted pursuant to the Plan to purchase shares of the Stock that is not an ISO.

          (n) "Options" shall refer collectively to NQSOs and ISOs issued under and subject to the Plan.

          (o) "Plan" shall mean this 1996 Stock Option Plan as set forth herein and as amended from time to time.

          (p) "Stock" shall mean shares of the Corporation's Class A Stock, par value $0.01 per share.

          (q) "Stock Option Agreement" shall mean a written agreement between the Corporation and the Grantee, or a certificate accepted by the Grantee, evidencing the grant of an Option hereunder and containing such terms and conditions, not inconsistent with the Plan, as the Committee shall approve.

          (r) "Subsidiary" shall mean (i) any entity that is controlled directly or indirectly, by the Corporation, or (ii) any entity which the Committee reasonably expects to become a Subsidiary within the meaning of clause (i).

Section 3.  Shares of Stock Subject to the Plan

     The total number of shares of Stock that may be subject to outstanding Options, determined immediately after the grant of any Option to purchase Stock, shall not exceed 1,875,000. Notwithstanding the foregoing, the number of shares that may be delivered upon exercise of ISOs shall not exceed 1,875,000 shares of Stock, provided, however, that shares subject to ISOs shall not be deemed delivered if such Options are forfeited, expire or otherwise terminate without delivery of shares to the Grantee. Any shares of Stock delivered pursuant to an Option may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Section 4.  Administration of the Plan

     (a) The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Stock Option Agreements thereunder and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to the Plan or the Options granted thereunder shall be determined unilaterally by, and at the sole discretion of, the Committee. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Corporation, any Subsidiary of the Corporation, Grantees, any person claiming any rights under the Plan from or through any Grantee, and stockholders of the Corporation or any Subsidiary. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Corporation or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including without limitation for the purpose of ensuring that transactions under the Plan by Grantees who are then subject to Section 16 of the Exchange Act in respect of the Corporation are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board. Notwithstanding anything contained herein to the contrary, all determinations relating to Options granted to a member of the Committee shall be made by the full Board.

Section 5.  Grant of Options to Directors, Employees and Consultants

     (a) Directors, Employees and Consultants of the Corporation and its Subsidiaries shall be eligible to receive Options under the Plan. The Committee shall determine and designate from time to time the Directors, Employees or Consultants who are to be granted Options, and shall specify in each Stock Option Agreement the nature of the Option granted and the number of shares of Stock subject to each such Option, provided, however, that in any calendar year, no Director, Employee or Consultant may be granted an Option to purchase more than 500,000 shares of Stock (determined without regard to when such Option is exercisable).

     (b) The Committee shall determine whether any Option granted shall be an ISO or NQSO. Notwithstanding the foregoing, Grantees who are not Employees (determined with reference to Section 2(h)(i) only) of the Corporation or a Subsidiary that meets the definition of "subsidiary corporation" set forth in
Section 424(f) of the Code.

     (c) The exercise price per share of Stock subject to an Option granted to a Director, Employee or Consultant shall be determined by the Committee and specified in the Stock Option Agreement, provided, however, that the exercise price of each share subject to an ISO shall be not less than 100%, or, in the case of an ISO granted to an individual described in Section 422(b)(6) of the Code, 110%, of the fair market value (determined in accordance with Section 422 of the Code) of a share of the Stock on the date such Option is granted. Unless otherwise determined by the Committee, the exercise price per share of Stock subject to an Option shall be equal to the Fair Market Value of the Stock on the date such Option is granted.

     (d) The term of each Option granted to a Director, Employee or Consultant shall be determined by the Committee and specified in a Stock Option Agreement, provided that no ISO shall be exercisable more than ten years from the date such ISO is granted (or such shorter period as may be applicable under Section 422 of the Code). Unless otherwise determined by the Committee, the term of each Option shall be ten years.

     (e) The aggregate fair market value (determined in accordance with Section 422 of the Code at the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by any Employee during any calendar year under all plans of the Corporation and its Subsidiaries shall not exceed $100,000. To the extent the limitation set forth in the preceding sentence is exceeded, the Options with respect to such excess shall be treated as NQSOs.

     (f) The Committee shall determine whether any Option granted to a Director, Employee or Consultant shall become exercisable in one or more installments and specify the installment dates in the Stock Option Agreement. The Committee may also specify in the Stock Option Agreement such other provisions, not inconsistent with the terms of the Plan, as it may deem desirable, including such provisions as it may deem necessary to qualify any ISO under the provisions of Section 422 of the Code. Unless otherwise determined by the Committee, (i) each Option shall become exercisable in three equal installments on each of the second, third and fourth anniversary of the date such Option is granted, and
(ii) notwithstanding (i), each Option shall become immediately exercisable immediately prior to a Change in Control.

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     (g) The Committee may, at any time, grant new or additional options to any eligible Director, Employee or Consultant who has previously received Options under the Plan, or options under other plans, whether such prior Options or other options are still outstanding, have been exercised previously in whole or in part, or have been canceled. The exercise price of such new or additional Options may be established by the Committee, subject to Section 5(c) hereof, without regard to such previously granted Options or other options.

Section 6.  Exercise of Options

     (a) A Grantee shall exercise an Option by delivery of written notice to the Corporation setting forth the number of shares with respect to which the Option is to be exercised. The Committee shall determine the time and manner in which the exercise price shall be paid. The Committee may, in its sole discretion, permit a Grantee to pay all or a portion of the exercise price of an Option by delivery of Stock (whether then owned or then issuable upon exercise of such Option) or other property (including notes or other contractual obligations of the Grantee to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to the Grantee.

     (b) Except as provided pursuant to Section 7(a), no Option granted to a Director, Employee or Consultant shall be exercised unless at the time of such exercise the Grantee is then a Director, an Employee (determined with reference to Section 2(h)(i) only) or a Consultant (determined with reference to Section 2(e)(i) only) of the Corporation or a Subsidiary (determined with reference to
Section 2(r)(i) only).

Section 7.  Termination of Employment or Directorship

     (a) Unless otherwise determined by the Committee, upon termination of a Grantee's employment, consultancy or directorship with the Corporation and its Subsidiaries, a Grantee's Options shall terminate as follows: (i) if such termination is on account of permanent and total disability (as determined by the Committee), such Options shall terminate one year thereafter; (ii) if such termination is on account of death, such Options shall terminate six months thereafter; (iii) if such termination is for cause (as determined by the Committee), such Options shall terminate immediately; and (iv) if such termination is for any other reason, such Options shall terminate three months thereafter. In addition, all Options granted on the basis of clause (ii) of
Section 2(e), (h) or (r) shall immediately terminate if the Committee determines, in its sole discretion, that the Consultant, Employee or Subsidiary, as the case may be, will not become a Consultant, Employee or Subsidiary within the meaning of clause (i) of such Sections.

     (b) The sale of any Subsidiary shall be treated as a termination of employment or consultancy, as the case may be, under Section 7(a)(iv) with respect to any Grantee employed or retained by such Subsidiary.

     (c) Subject to the foregoing, in the event of death, Options may be exercised by a Grantee's legal representative.

     (d) During any period described in Section 7(a) following the Grantee's termination of employment, consultancy or directorship but prior to termination of the Option, unless otherwise determined by the Committee, the Option shall be exercisable only to the extent that it was exercisable upon such termination of employment or consultancy.

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Section 8.  Adjustment Upon Changes in Capitalization

     In the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Stock or other securities, Stock dividend or other special, large and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock deemed to be available thereafter for grants of Options under Section 3, (ii) the number and kind of shares of Stock that may be delivered or deliverable in respect of outstanding Options, (iii) the number of shares with respect to which Options may be granted to a given Grantee in the specified period as set forth in Section 5(a), and (iv) the exercise price (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Option). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options (including, without limitation, cancellation of Options in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence and events constituting a Change in Control) affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

Section 9.  Restrictions on Issuing Shares

     The Corporation shall not be obligated to deliver Stock upon the exercise or settlement of any Option or take any other action under the Plan until the Corporation shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Option may be subject have been satisfied. The Corporation, in its discretion, may postpone the issuance or delivery of Stock under any Option until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation as the Corporation may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock under the Plan.

Section 10.  Tax Withholding

     The Corporation shall have the right to require that the Grantee make such provision, or furnish the Corporation such authorization, necessary or desirable so that the Corporation may satisfy its obligation, under applicable laws, to withhold or otherwise pay for income or other taxes of the Grantee attributable to the grant or exercise of Options granted under the Plan or the sale of Stock issued with respect to Options. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

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Section 11.  Transferability

     Options will not be transferable by a Grantee except by will or the laws of descent and distribution or to a beneficiary in the event of the Grantee's death, shall not be pledged, mortgaged, hypothecated or otherwise encumbered, or otherwise subject to the claims of creditors, and, in the case of ISOs, shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative; provided, however, that NQSOs may be transferred to one or more transferees during the lifetime of the Grantee to the extent and on such terms as then may be permitted by the Committee.

Section 12.  General Provisions

     (a) Each Option shall be evidenced by a Stock Option Agreement or a Grant Certificate. The terms and provisions of such Stock Option Agreements or Grant Certificates may vary among Grantees and among different Options granted to the same Grantee.

     (b) The grant of an Option in any year shall not give the Grantee any right to similar grants in future years, any right to continue such Grantee's employment relationship with the Corporation or its Subsidiaries, or, until such Option is exercised and share certificates are issued, any rights as a Stockholder of the Corporation. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

     (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee shall have any right, title or interest by reason of any Option to any particular assets of the Corporation or its Subsidiaries, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Option except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Option.

     (d) The issuance of shares of Stock to Grantees or to their legal representatives shall be subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.

Section 13.  Changes to the Plan and Stock Option Agreements

     The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Options under the Plan without the consent of stockholders or Grantees, except that any such action shall be subject to the approval of the Corporation's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Grantee, no such action may materially impair the rights of such Grantee under any Option theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Option theretofore granted and any Stock Option Agreement relating thereto; provided, however, that, without the consent of an affected Grantee, no such action may materially impair the rights of such Grantee under such Stock Option Agreement.

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Section 14.  Effective Date of Plan

     The Plan is effective upon its approval by the stockholders of the Corporation and shall continue in effect until terminated by the Board. No ISO may be granted more than ten years after the date of the most recent approval of the Plan by the stockholders of the Corporation.

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